Exhibit 99.2

MB FINANCIAL, INC.

6111 N. RIVER ROAD

ROSEMONT, IL 60018

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E50315-S75112 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MB FINANCIAL, INC.

The Board of Directors recommends you vote FOR each of the following proposals, each as further described in the accompanying proxy statement/prospectus:		For	Against	Abstain

1.

A proposal (the “common stockholder merger proposal”) to approve the merger of MB Financial, Inc. (“MB Financial”) with a subsidiary of Fifth Third Bancorp (“Fifth Third”) pursuant to the Agreement and Plan of Merger, dated as of May 20, 2018 (as such agreement may from time to time be amended), by and among Fifth Third, Fifth Third Financial Corporation (“Intermediary”) and MB Financial. Such merger will occur through the merger of MB Financial with and into Intermediary, with Intermediary as the surviving corporation (the “direct merger”), if the holders of MB Financial’s 6.00% Non-Cumulative Perpetual Preferred Stock, Series C (“MB Financial preferred stock”), separately approve the direct merger, or through the merger of a newly-formed subsidiary of Fifth Third with and into MB Financial, with MB Financial as the surviving corporation (the “alternative merger” and together with the direct merger, the “merger”), if the holders of MB Financial preferred stock fail to separately approve the direct merger.

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2.

A proposal (the “charter amendment proposal”) to approve an amendment to the charter of MB Financial and the articles supplementary to the charter of MB Financial relating to the MB Financial preferred stock that would give the holders of MB Financial preferred stock the right to vote with the holders of MB Financial common stock as a single class on all matters submitted to a vote of such common stockholders, to become effective immediately prior to consummation of the alternative merger in the event the holders of MB Financial preferred stock fail to separately approve the direct merger.

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3.	A proposal to approve, on a non-binding, advisory basis, the compensation to be paid to MB Financial’s named executive officers that is based on or otherwise relates to the merger.	☐	☐	☐

4.

A proposal to approve one or more adjournments of the Meeting, if necessary or appropriate to permit further solicitation of proxies from the holders of MB Financial common stock in favor of the common stockholder merger proposal and/or the charter amendment proposal.

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NOTE: The undersigned acknowledges receipt from MB Financial, prior to the execution of this proxy, of a proxy statement/prospectus for the Meeting. In their discretion, the proxies are authorized to vote on any other business that may come before the Meeting or any adjournment or postponement thereof.

For address changes/comments, mark here. (see reverse for instructions) ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement/Prospectus is available at www.proxyvote.com.

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E50316-S75112

MB FINANCIAL, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS – SEPTEMBER 18, 2018

The undersigned hereby appoints Mitchell Feiger, Charles J. Gries and James N. Hallene, and each of them, with full power of substitution, acting by a majority of those present and voting, or if only one is present and voting then that one, to act as attorneys and proxies for the undersigned to vote, as indicated herein, all shares of common stock of MB Financial, Inc. (“MB Financial”) which the undersigned is entitled to vote at the Special Meeting of Stockholders of MB Financial (the “Meeting”), to be held on Tuesday, September 18, 2018, at MB Financial Center, located at 6111 North River Road, Rosemont, Illinois, at 8:30 a.m., local time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if present.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY INSTEAD VOTE BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side